Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. §1350

I, Salomon Sredni, Chief Executive Officer of TradeStation Group, Inc., hereby certify, to my knowledge, that:

The Annual Report on Form 10-K of TradeStation Group, Inc. for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TradeStation Group, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

March 11, 2011	/s/ Salomon Sredni
Date	Salomon Sredni
Chief Executive Officer